Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to our acquisition of The Private Bank of California, which we refer to as PBOC, and our pending sale of eight branches and related assets and deposit liabilities to AmericanWest Bank, which we refer to as the Branch Sale. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of Banc of California, the pro forma impact of our pending Branch Sale and the historical financial information of PBOC as of March 31, 2013, and assumes that our acquisition of PBOC and our pending Branch Sale were completed on that date. The unaudited pro forma combined condensed consolidated statement of operations for the three-month period ended March 31, 2013 and for the twelve-month period ended December 31, 2012 gives effect to our completed acquisitions of Beach Business Bank, which we refer to as Beach, and Gateway Bancorp, which we refer to as Gateway, which closed on July 1, 2012 and August 17, 2012, respectively, and our acquisition of PBOC, which closed on July 1, 2013, and our pending Branch Sale, as if all such transactions had been completed on January 1, 2012.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The unaudited pro forma combined condensed consolidated financial information also does not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors.

The value of our shares of common stock issued in connection with the PBOC acquisition was based on the closing price of our common stock on the date the merger was completed. For purposes of the unaudited pro forma combined condensed consolidated financial information, the fair value of our common stock was assumed to be $12.00 per share.

The unaudited pro forma combined condensed consolidated financial information includes estimated pro forma adjustments to record assets and liabilities for the pending Branch Sale and represents our pro forma estimates based upon information available as of March 31, 2013 and December 31, 2012. The pro forma adjustments included herein are subject to change depending on changes in interest rates and the fair value of the components of assets and liabilities and as additional information becomes available and additional analyses are performed.

The unaudited pro forma combined condensed consolidated financial information includes estimated pro forma adjustments to record assets and liabilities of PBOC at their respective fair values and represents our pro forma estimates based on available information. The pro forma adjustments included herein are subject to change depending on changes in interest rates and the fair value of the components of assets and liabilities and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after completion of thorough analyses to determine the fair value of PBOC’s tangible and identifiable intangible assets and liabilities as of the date the PBOC acquisition was completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact our consolidated statement of operations due to adjustments in yields and interest rates and/or amortization or accretion of the adjusted assets or liabilities. Any changes to PBOC’s shareholders’ equity, including results of operations from March 31, 2013 through July 1, 2013, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The unaudited pro forma combined condensed consolidated financial information includes estimated pro forma adjustments to record assets and liabilities of Beach and Gateway at their respective fair values as of the transaction closing dates of July 1, 2012 and August 17, 2012, respectively, and represents our pro forma estimates based on available information. The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after completion of thorough analyses to determine the fair value of Beach’s and Gateway’s tangible and identifiable intangible assets and liabilities as of the respective transaction closing dates.

We anticipate that the completed acquisitions of Beach, Gateway and PBOC, and the pending Branch Sale, will provide the combined company with financial benefits that include reduced operating expenses. The unaudited pro forma combined condensed consolidated financial information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not necessarily reflect the exact benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the applicable historical consolidated financial statements and the related notes of Banc of California, Beach, Gateway and PBOC. Historical consolidated financial statements of Banc of California, Beach, Gateway and PBOC have been filed with the SEC.

The unaudited pro forma combined shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of our common stock or the actual or future results of operations of Banc of California for any period. Actual results may be materially different than the pro forma information presented.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

as of March 31, 2013

(In thousands of dollars except per share data)

					PBOC Merger			Pro Forma Combined BANC & PBOC
	BANC Historical	Pro Forma Branch Sale Adjustments		Pro Forma BANC	PBOC Historical	Pro Forma Merger Adjustments
Assets:
Cash and due from banks	$8,420	$—		$8,420	$24,171	$(26,923)	(16)	$5,668
Interest-bearing deposits, fed funds sold & time deposits	118,411	—		118,411	3,586	—		121,997
Securities available for sale	99,658	—		99,658	267,312	—		366,970
Federal Home Loan Bank stock, at cost	8,844	—		8,844		—		8,844
Loans held for sale	114,582	—		114,582		—		114,582
Loans	1,627,272	—		1,627,272	376,280	(11,288)	(17)	1,992,264
Less: Allowance for loan losses	16,015	—		16,015	6,857	(6,857)	(18)	16,015

Net Loans	1,725,839	—		1,725,839	369,423	(4,431)		2,090,831
Servicing rights, net	3,077	—		3,077	—	—		3,077
Real estate owned, net	1,764	—		1,764	—	—		1,764
Premises and equipment, net	17,695	(3,205)	(13)	14,490	1,226	—		15,716
Bank owned life insurance investment	18,742	—		18,742	—	—		18,742
Deferred income tax	7,572	—		7,572	1,778	(1,352)	(19)	7,998
Goodwill	7,048	—		7,048	—	7,818	(20)	14,866
Other identifiable intangibles	5,107	—		5,107	—	8,564	(21)	13,671
Accrued interest receivable and other assets	28,878	—		28,878	6,825	—		35,703

Total assets	$2,051,055	$(3,205)		$2,047,850	$674,321	$(16,324)		$2,705,847

Liabilities and Stockholders’ Equity:
Noninterest-bearing	$142,735	$(28,214)	(14)	$114,521	$244,849	$—		$359,370
Interest-bearing	200,902	(58,353)	(14)	142,549	25,153	—		167,702
Money market accounts	348,169	(49,586)	(14)	298,583	216,244	—		514,827
Savings accounts	380,249	(172,704)	(14)	207,545	3,122	—		210,667
Certificates of deposits	626,743	(168,186)	(14)	458,557	91,362	914	(22)	550,833

Total deposits	$1,698,798	$(477,043)		$1,221,755	$580,730	$914		$1,803,399
Advances from Federal Home Loan Bank	50,000	473,838	(15)	523,838	39,949	—		563,787
Notes Payable, net	82,031			82,031	—	—		82,031
Reserve for loss reimbursements on sold loans	3,498			3,498	—	—		3,498
Accrued expenses and other liabilities	28,430			28,430	1,404	—		29,834

Total liabilities	$1,862,757	$(3,205)		$1,859,552	$622,083	$914		$2,482,549
Stockholders’ equity	188,298			188,298	52,238	(17,238)	(23)	223,298

Total liabilities and stockholders’ equity	$2,051,055	$(3,205)		$2,047,850	$674,321	$(16,324)		$2,705,847

The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the three-month period ended March 31, 2013

(In thousands of dollars except share and per share data)

					PBOC Merger
	BANC Historical	Pro Forma Branch Sale Adjustments		Pro Forma BANC	PBOC Merger Historical	Pro Forma Merger Adjustments		Pro Forma Combined BANC & PBOC
Interest income
Loans, including fees	$18,537	$—		$18,537	$3,671	$564	(5)	$22,772
Securities and other	631	—		631	1,160	—	(5)	1,791

Total interest income	19,168	—		19,168	4,831	564		24,563
Interest expense:
Deposits	1,999	(765)	(1)	1,234	355	(76)	(5)	1,513
Borrowings	1,810	461	(2)	2,271	29	—		2,300

Total interest expense	3,809	(304)		3,505	384	(76)		3,813

Net interest income before provision for loan and lease losses	15,359	304		15,663	4,447	641		20,751
Provision for loan and lease losses	2,168	—		2,168	320	—	(6)	2,488

Net interest income after provision for loan and lease losses	13,191	304		13,495	4,127	641		18,263
Non-interest income:
Customer service charges, fee and other	546	(135)	(3)	411	71	—		482
Loan servicing, net	188	—		188	—	—		188
Mortgage Banking Revenues	16,370	—		16,370	—	—		16,370
Net gain on sale of securities available for sale	308	—		308	671			979
Other	516	—		516	77	—		593

Total non-interest income	17,928	(135)		17,793	819	—	(7)	18,612
Non-interest expense:
Salaries and benefits	19,080	(728)	(4)	18,352	2,812	—		21,164
Occupancy and equipment expense	3,193	(237)	(4)	2,956	450	—	(8)	3,406
OREO expense	142	—		142	—	—		142
Amortization of core deposit and other intangibles	367	—		367	—	510	(9)	877
Other	6,776	(579)	(4)	6,197	1,035	—		7,232

Total non-interest expense	29,558	(1,545)		28,013	4,297	510	(10)	32,820

Income (loss) before income taxes	1,561	1,714		3,275	649	131		4,055
Income tax expense/(benefit)	632	743	(11)	1,375	202	126	(11)	1,703

Net income (loss)	$929	$970		$1,899	$447	$5		$2,352

Preferred stock dividends and discount accretion	288			288	25	—		313

Net income (loss) available to common shareholders	$641	$970		$1,611	$422	$5		$2,039

Basic earnings (loss) per share	$0.05			$0.13	$0.11			$0.14

Diluted earnings (loss) per share	$0.05			$0.13	$0.11			$0.14

Weighted average common shares outstanding—basic	11,965,478	—		11,965,478	3,872,801	(1,759,724)	(12)	14,078,555
Weighted average common shares outstanding—diluted	11,967,981	—		11,967,981	3,979,360	(1,857,433)	(12)	14,089,908

The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the twelve-month period ended December 31, 2012

(In thousands of dollars except share and per share data)

					Beach Merger				Gateway Merger				PBOC Merger
	BANC Historical	Pro Forma Branch Sale Adjust- ments		Pro Forma BANC	Beach Historical	Pro Forma Merger Adjust- ments		Pro Forma Combined BANC & Beach	Gateway Historical	Pro Forma Merger Adjust- ments		Pro Forma Combined BANC, Beach & Gateway	PBOC Merger Historical	Pro Forma Merger Adjust- ments		Pro Forma Combined BANC, Beach, Gateway & PBOC
Interest income
Loans, including fees	$51,942	$—		$51,942	$7,193	$454	(5)	$59,589	$4,248	621	(5)	$64,457	$13,616	2,244	(5)	$80,317
Securities and other	3,089	—		3,089	152	(15)	(5)	3,226	84	—		$3,310	5,885	—	(5)	$9,195

Total interest income	55,031	—		55,031	7,345	439		62,815	4,332	621		67,767	19,501	2,244		89,512
Interest expense
Deposits	5,960	(2,450)	(1)	3,510	869	(96)	(5)	4,283	721	(127)	(5)	4,877	1,617	(305)	(5)	6,189
Borrowings	2,519	2,012	(2)	4,531	0	—		4,531	0	—		4,531	112	—		4,643

Total interest expense	8,479	(438)		8,041	869	(96)		8,814	721	(127)		9,408	1,729	(305)		10,832

Net interest income before provision for loan and lease losses	46,552	438		46,990	6,476	535		54,001	3,611	748		58,359	17,772	2,549		78,680
Provision for loan and lease losses	5,500	—		5,500	850	—	(6)	6,350	—	—	(6)	6,350	1,367	—	(6)	7,717

Net interest income after provision for loan and lease losses	41,052	438		41,490	5,626	535		47,651	3,611	748		52,009	16,405	2,549		70,963
Non-interest income:
Customer service charges, fee and other	1,883	(539)	(3)	1,344	315	—		1,659	174	—		1,833	219	—		2,052
Loan servicing, net	92	—		92	258	—		350	(32)	—		318		—		318
Mortgage Banking Revenues	21,310	—		21,310	715	—		22,025	28,492	—		50,517		—		50,517
Net gain (loss) on sale of securities available for sale	(83)	—		(83)	—	—		(83)	—	—		(83)	1,886	—		1,803
Other	13,417	—		13,417	—	—		13,417	4	(11,627)	(24)	1,794	181	—		1,975

Total non-interest income	36,619	(539)		36,080	1,288	—	(7)	37,368	28,638	(11,627)	(7)	54,379	2,286	—	(7)	56,665
Non-interest expense:
Salaries and benefits	41,891	(2,913)	(4)	38,978	3,452	—		42,430	17,978	—		60,408	10,632	—		71,040
Occupancy and equipment expense	7,902	(948)	(4)	6,954	539	81	(8)	7,574	1,997	(57)	(8)	9,515	1,766	—		11,281
OREO expense	239	—		239	(5)	—		234	—	—		234	—	—		234
Amortization of core deposit and other intangibles	696	—		696	—	589	(9)	1,285	—	183	(9)	1,468	—	2,451	(9)	3,919
Other	20,832	(2,170)	(4)	18,662	2,334			20,996	7,608			28,604	3,879	—		32,483

Total non-interest expense	71,560	(6,030)		65,530	6,320	670	(10)	72,520	27,583	126	(10)	100,229	16,277	2,451	(10)	118,957

					Beach Merger				Gateway Merger				PBOC Merger
	BANC Historical	Pro Forma Branch Sale Adjust- ments		Pro Forma BANC	Beach Historical	Pro Forma Merger Adjust- ments		Pro Forma Combined BANC & Beach	Gateway Historical	Pro Forma Merger Adjust- ments		Pro Forma Combined BANC, Beach & Gateway	PBOC Merger Historical	Pro Forma Merger Adjust- ments		Pro Forma Combined BANC, Beach, Gateway & PBOC
Income (loss) before income taxes	6,111	5,929		12,040	594	(135)		12,499	4,666	(11,006)		6,159	2,414	98		8,671
Income tax expense/(benefit)	115	4,942	(11)	5,057	—	193	(11)	5,250	512	(3,175)	(11)	2,587	175	880	(11)	3,642

Net income (loss)	$5,996	$987		$6,983	$594	$(328)		$7,249	$4,154	$(7,831)		$3,572	$2,239	$(782)		$5,029

Preferred stock dividends and discount accretion	1,359	—		1,359	193	—		1,552	—	—		1,552	100	—		1,652

Net income (loss) available to common shareholders	$4,637	$987		$5,624	$401	$(328)		$5,697	4,154	$(7,831)		$2,020	2,139	$(782)		$3,377

Basic earnings (loss) per share	$0.40			$0.48	$0.10			$0.49	$415.46			$0.17	$0.56			$0.24

Diluted earnings (loss) per share	$0.40			$0.48	$0.09			$0.49	$415.46			$0.17	$0.54			$0.24

Weighted average common shares outstanding—basic	11,703,331			11,703,331	4,084,978	(4,084,978)	(12)	11,703,331	9,999	(9,999)	(12)	11,703,331	3,843,057	(1,759,724)	(12)	13,786,664
Weighted average common shares outstanding—diluted	11,712,507			11,712,507	4,249,402	(4,249,402)	(12)	11,712,507	9,999	(9,999)	(12)	11,712,507	3,940,766	(1,857,433)	(12)	13,795,840

The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

Note A—Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information and explanatory notes show the impact on the historical financial condition and results of operations of Banc of California resulting from the completed Beach and Gateway acquisitions, which closed July 1, 2012 and August 17, 2012, respectively, and the PBOC acquisition, which closed July 1, 2013, in each case under the acquisition method of accounting, and the pending Branch Sale. Under the acquisition method of accounting, the assets and liabilities of Beach, Gateway and PBOC were recorded by Banc of California at their respective fair values as of the date each transaction was or is completed. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of Banc of California, the pro forma impact of our pending Branch Sale and the historical financial information of PBOC as of March 31, 2013, and assumes that our acquisition of PBOC and our pending Branch Sale were completed on that date. The unaudited pro forma combined condensed consolidated statements of operations for the three-month period ended March 31, 2013 and for the twelve-month period ended December 31, 2012 give effect to the completed Beach acquisition, the completed Gateway acquisition, the completed PBOC acquisition and the pending Branch Sale as if all such transactions had been completed on January 1, 2012.

Since the Beach and Gateway acquisitions and the PBOC acquisition are recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit quality, and no allowance for credit losses is carried over to Banc of California’s balance sheet. In addition, certain nonrecurring costs associated with the completed Beach acquisition, the completed Gateway acquisition and the completed PBOC acquisition, such as potential severance, professional fees, legal fees and conversion-related expenditures, are expensed as incurred and not reflected in the unaudited pro forma combined condensed consolidated statements of operations.

While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for loan and lease losses and the allowance for loan and lease losses, for purposes of the unaudited pro forma combined condensed consolidated statement of operations for the three-month period ended March 31, 2013 and for the twelve-month period ended December 31, 2012, Banc of California assumed no adjustments to the historical amount of Gateway’s, Beach’s or PBOC’s provision for loan losses. If such adjustments were estimated, there could be a reduction, which could be significant, to the historical amounts of Beach’s, Gateway’s or PBOC’s provision for loan losses presented.

Note B—Accounting Policies and Financial Statement Classifications

The accounting policies of PBOC are in the process of being reviewed in detail by Banc of California. Upon completion of such review, conforming adjustments or financial statement reclassifications may be determined.

Note C—Merger and Acquisition Integration Costs

In connection with the PBOC acquisition and the recently completed Beach acquisition, the plan to integrate the operations of PBOC, Beach and PacTrust Bank, fsb, which we refer to as PacTrust, is still being developed. In connection with the Gateway acquisition, the retail branch operations, commercial lending activities and mortgage banking operations of Gateway’s subsidiary bank, Gateway Business Bank, have been integrated into PacTrust. The specific details of the plan to integrate the operations of PBOC, Beach and PacTrust will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment and service contracts to determine where Banc of California may take advantage of redundancies. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, selling or otherwise disposing of certain premises, furniture and equipment and reassessing a possible deferred tax asset valuation allowance from a potential change in control for tax purposes. Banc of California also expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and the timing of these integration actions. No such costs were considered in the accompanying unaudited pro forma combined condensed consolidated statements of operations.

Note D—Estimated Annual Cost Savings

Banc of California expects to realize cost savings from the completed Beach acquisition, the completed Gateway acquisition and the completion of the PBOC acquisition. These cost savings are not reflected in the unaudited pro forma combined condensed consolidated financial information and there can be no assurance they will be achieved in the amount, manner or timing currently contemplated.

Note E—Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

(1) Interest expense reduction related to deposits held at sold branches.

(2) Additional interest expense incurred as a result of replacing deposits held at sold branches with advances from the Federal Home Loan Bank.

(3) Loss of fee income associated with deposits held at sold branches.

(4) Reduction in staffing, occupancy, FDIC insurance and other noninterest expenses items associated with sold branches.

(5) The amortization/accretion of fair value adjustments related to loans, investment securities, deposits and servicing rights over the estimated lives of the related asset or liability.

(6) Provision for loan losses does not reflect any potential impact of the fair value adjustments related to loans which includes an estimate of lifetime credit losses.

(7) Noninterest income does not reflect revenue enhancement opportunities.

(8) Amortization/accretion of fair value adjustments related to premises and equipment and operating leases.

(9) Amortization of core deposit intangibles over five years for Gateway, six years for Beach and an estimate of seven years for PBOC on an accelerated basis, and amortization of trade name intangibles over 20 years for Gateway and one year for Beach on an accelerated basis.

(10) Noninterest expenses do not reflect anticipated cost savings.

(11) Reflects the tax impact of the pro forma merger adjustments to the historical combined results of Banc of California at a marginal income tax rate of 42%.

(12) Adjustment reflects the elimination of Beach, Gateway and PBOC’s weighted average shares outstanding and the issuance of 2,083,333 shares in the acquisition of PBOC.

(13) Adjustment reflects the elimination of net book value of fixed assets located at sold branches.

(14) Adjustment reflects elimination of deposits held at sold branches.

(15) Adjustment represents replacement of deposits held at sold branches with advances from the Federal Home Loan Bank.

(16) Payment for cash consideration of $26.923 million to PBOC shareholders is funded from cash and due from banks.

(17) $11.288 million adjustment made to reflect the preliminary estimated market value of PBOC’s loans, which includes an estimate of lifetime credit losses; loans include net deferred costs and unearned discounts.

(18) $6.857 million purchase accounting reversal of PBOC’s allowance for loan losses, which cannot be carried over.

(19) Includes a $1.352 million net deferred tax liability based on 42% of the fair value adjustments related to the acquired assets and assumed liabilities. Adjustment is shown as a reduction of the consolidated net deferred tax asset.

(20) Represents the recognition of goodwill resulting from the difference between the net fair value of the acquired assets and assumed liabilities and the value of the consideration paid to PBOC shareholders. The excess of the value of the consideration paid over the fair value of net assets acquired was recorded as goodwill and can be summarized as follows (in thousands of dollars, except share and per share data):

Calculation of Pro Forma Goodwill for PBOC (In thousands of dollars except share data)	March 31, 2013
Banc of California shares issued to PBOC shareholders	2,083,333

Value of stock consideration paid to PBOC shareholders, based on $12.00 per Banc of California common share	$25,000
Cash payment to PBOC shareholders	26,923

Total pro forma consideration paid	$51,923

Carrying value of PBOC net assets at March 31, 2013	$52,238
less: PBOC SBLF Preferred Stock	10,000

Carrying value of PBOC net assets attributable to common shareholders at March 31, 2013	$42,238
Fair value adjustments (debit / (credit)):
Loans, net	(4,431)
Core deposit intangible	8,564
Certificates of deposit	(914)
Deferred tax effect of adjustments (42%)	(1,352)

Total fair value adjustments	1,867

Fair value of net assets acquired on March 31, 2013	$44,105

Excess of consideration paid over fair value of net assets acquired (Goodwill)	$7,818

(21) Includes $8.564 million purchase accounting adjustment in recognition of the fair value of core deposit intangibles asset, which is 1.75% of core deposit liabilities, excluding certificates of deposit.

(22) $914 thousand adjustment made to reflect the estimated market value premium of PBOC’s certificates of deposits of 1.0%.

(23) Purchase accounting reversal of PBOC’s $42.238 million common equity accounts, net of additional $10.0 million of preferred stock. Adjustment made to include the value of the shares issued to PBOC shareholders totaling $25.0 million.

(24) Reversal of $11.627 million bargain purchase gain from Gateway acquisition included in Banc of California historical net income for the twelve-month period ended December 31, 2012.